UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2009

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a special meeting of stockholders on August 26, 2009, the stockholders of LeapFrog Enterprises, Inc. approved a stock option exchange program, as described in our definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 15, 2009 (the “Proxy Statement”). The option exchange program, which commenced on July 29, 2009 subject to stockholder approval, concluded on August 27, 2009. Under the program, we granted new options to purchase an aggregate of 3,588,564 shares of Class A common stock in exchange for the cancellation of tendered eligible options to purchase 6,361,781 shares.

In addition, as described in the Proxy Statement, at the August 26, 2009 special meeting, our stockholders also approved an amendment to our 2002 Equity Incentive Plan (the “Equity Incentive Plan”) to increase from 2,000,000 to 3,500,000 the limitation on the maximum number of shares of Class A common stock that may be granted under awards to an individual under the plan in any one year.

Option Exchange Program. Under the option exchange program, we offered to exchange, for new lower-priced options, certain outstanding options previously granted under either our 2002 Equity Incentive Plan or 2002 Non-Employee Director Stock Award Plan (collectively referred to as the “Plans”) or under two non-plan options held by our Chief Executive Officer. The option exchange offer expired on August 27, 2009 at 11:59 p.m. (Pacific Time).

Under the option exchange program, stock options were eligible for the program if they had exercise prices per share greater than the higher of (a) $4.00 or (b) the closing price of the Class A common stock as reported on the New York Stock Exchange (the “NYSE”) for the business day prior to the expiration date of the exchange offer, which was $3.79 (the “Market Price”). Among the conditions of the exchange were the requirements that it be approved by our stockholders and that the Market Price be less than $8.00. The opportunity to participate in the option exchange was offered to all of our domestic employees (including officers), certain employees in foreign countries and members of the board of directors.

Each new option granted in the exchange program has (1) an exercise price per share equal to the Market Price or, for our CEO and members of the board of directors who participated, $6.25, (2) the same expiration date as the tendered eligible option, and (3) the same vesting schedule as the tendered eligible option. Generally, the other terms of each option are the same as those of the option tendered. Except as described below for our CEO and members of the board of directors, the number of shares subject to each new option grant was determined using an exchange ratio designed to maintain approximately the same fair value, for accounting purposes, of the new option grant (at the time of grant) as the fair value of the options surrendered for exchange (at the time immediately prior to cancellation). The exchange ratios were calculated using the Monte Carlo option valuation model based upon the Market Price, as well as other valuation assumptions such as expected term, volatility, risk-free interest rate, and probabilities of exercise and forfeiture. In the case of any new option grants issued to our CEO and directors, while the exercise price of such options was $6.25, the exchange ratio was determined using the Market Price to calculate the value of the new option grants (even though the Market Price was lower than $6.25), with the result that these individuals received grants covering fewer shares than they would have received had the value of the new option grants been calculated using $6.25.

In connection with the option exchange offer, we filed a Schedule TO-I with the SEC on July 29, 2009, as amended on July 10, 2009 (the “Schedule TO”), including an Offer to Exchange Certain Outstanding Stock Option Grants for New Stock Option Grants, dated July 29, 2009, as amended, which set forth the terms and conditions of the option exchange program. Optionholders eligible to participate in the option exchange program tendered, and we accepted for cancellation, eligible options to purchase an aggregate of 6,361,781 shares of our Class A common stock from 214 participants, representing 96.3% of the total shares of Class A common stock underlying options eligible for exchange in the program. We granted new options to purchase an aggregate of 3,588,564 shares of Class A common stock in exchange for the cancellation of the tendered eligible options.

For a more complete description of the option exchange program, we refer you to the description of the program set forth in the Proxy Statement, the Schedule TO and the Offer to Exchange.

Amendment of Equity Incentive Plan. On August 26, 2009, our stockholders approved an amendment to the Equity Incentive Plan to increase from 2,000,000 to 3,500,000 the limitation on the maximum number of shares that may be granted under awards to an individual under the plan in any one year. This limit is designed to satisfy the requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, Section 162(m) of the Code limits the amount of annual compensation that may be deducted by a public company for its CEO and the three other most highly paid executive officers (other than the principal financial officer) to $1.0 million per calendar year. However, stock options and stock appreciation rights generally satisfy an exception for “performance-based compensation” under Section 162(m) if, among other things, they are granted under a stockholder-approved plan that contains a limit on the maximum number of shares that may be granted under options or stock appreciation rights under the plan to any covered employee in a specified time period. The Equity Incentive Plan contains such a limitation. The board proposed the amendment to increase this limit from 2,000,000 to 3,500,000 shares to provide greater flexibility in granting awards to our executive officers in light of the numbers of shares subject to awards granted to our executive officers in 2009 under the option exchange program and other significant option grants made during the year.

The foregoing description of the Equity Incentive Plan is qualified in its entirety by reference to the full text of the Equity Incentive Plan, as amended and restated, a copy of which is attached hereto as Exhibit 10.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
10.01	Amended and Restated 2002 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

Date: August 31, 2009	By:	/s/ Peter M. O. Wong
Peter M. O. Wong Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.01	Amended and Restated 2002 Equity Incentive Plan